UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 30, 2005
PG&E CORPORATION
(Exact Name of Registrant as specified in Charter)
California	1-2609	94-323914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Market, Spear Tower, Suite 2400, San Francisco, CA	94105
(Address of principal executive offices)	(Zip code)
415-267-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

PACIFIC GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as specified in Charter)
California	1-2348	94-0742640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Beale Street, P. O. Box 770000, San Francisco, California		94177
(Address of principal executive offices)		(Zip code)
(415) 973-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events

A.  Dismissal of City of Palo Alto’s Appeal of the Confirmation Order

On March 21, 2005, the City of Palo Alto (City) filed a stipulation in the U.S. District Court for the Northern District of California requesting the court to enter an order of voluntary dismissal of the City’s appeal of the December 22, 2003 order of the U.S. Bankruptcy Court for the Northern District of California that confirmed Pacific Gas and Electric Company’s (Utility) plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code.  It is expected that the court will enter an order of dismissal pursuant to the stipulation.

With respect to the appeal of the confirmation order filed by two former commissioners of the California Public Utilities Commission (CPUC) with the U.S. Court of Appeals for the Ninth Circuit, the Utility's answering brief is due April 25, 2005.  The Utility intends to argue that the appeal should be dismissed because it became moot after the CPUC commissioners’ terms expired on December 31, 2004 and because the former CPUC commissioners lack standing to pursue the appeal.

B.   December 2003 Mission Street Substation Fire

On March 22, 2005, the Utility received a copy of an order issued by the CPUC dated March 17, 2005, that institutes an investigation into the circumstances surrounding a fire that occurred at the Utility’s Mission Street substation in San Francisco on December 20, 2003 and the ensuing power outage.  The CPUC ordered the Utility to show cause why the CPUC should not impose fines and sanctions on the Utility related to the Mission Street substation fire and outage.  The order states that "[b]ased on the public reports of both PG&E and CPSD [the CPUC’s Consumer Protection and Safety Division], there is good cause to find that PG&E violated Public Utilities Code section 451 by failing to maintain its system in a safe and reliable manner."  In its report to the CPUC regarding the December 20, 2003 outage, the Utility acknowledged that after the 1996 fire it did not adequately consider two measures that had been identified to minimize the effect of a fire at the Mission Street substation.  The Utility acknowledged that if it had implemented those measures, its response to the 2003 fire would have been faster, although the fire would not have been prevented.   The CPUC emphasized that the Utility did not take action following a similar fire at the substation in 1996 and states that "[w]e place PG&E on notice that it must demonstrate why it should not be held liable for allowing an unsafe condition to exist during the time period after the 1996 fire when PG&E was warned of the danger at the Mission substation by its own engineers."

In addition, on March 28, 2005, the CPUC issued a press release noting that CPUC staff also would investigate the causes of a fire and power outage that originated at the Mission Street substation on March 26, 2005 that affected about 23,500 of the Utility’s customers.

The CPUC’s March 22, 2005 order notes that the CPUC has authority to impose penalties in the amount of $500 to $20,000 per day per offense for violations of the Public Utilities Code.  The order states that the CPUC may consider a penalty for each customer that lost power, or for each day the outage was ongoing.  Approximately 100,000 customers were affected by the December 20, 2003 outage, which began in the early evening of December 20, 2003.  While most customers had their power restored by the next morning, the outage lasted more than 24 hours for some customers.  In order to evaluate safety and reliability in the Utility’s substations system-wide, the CPUC requires the Utility to provide a status report to the CPSD by May 17, 2005 describing the condition of, and the safety enhancements made at, the Utility’s other indoor substations since 1996.  If the CPUC finds that the Utility’s maintenance and/or operations practices at other indoor substations are unsafe, unreasonable, improper, or insufficient, it may order the Utility to change or improve its maintenance, operations, or construction standards for substations to ensure system-wide safety and reliability.

The Utility has paid approximately $2.5 million to resolve claims stemming from the December 2003 outage.

The Utility and the CPSD made a combined total of 38 recommendations in their 2004 reports.  Many of these recommendations suggested that the Utility take certain actions, such as adding or replacing equipment, at the Mission Street substation, and evaluate taking similar actions at other indoor substations.  The Utility is taking steps to carry out the recommendations.

PG&E Corporation and the Utility are unable to predict whether the outcome of this matter will have a material adverse effect on their results of operation or financial condition.

After a CPUC administrative law judge (ALJ) is assigned to the investigation, a prehearing conference will be held to set a schedule.

C.  Delayed and Estimated Bills

Also, on March 22, 2005, a CPUC ALJ presiding over the CPUC’s investigation into the Utility’s billing and collection practices that has been opened at the request of The Utility Reform Network (TURN), considered the following schedule in the proceeding:

September 22, 2005	Reports due from the CPSD, TURN, and other parties
December 20, 2005	Utility’s response to reports due
Late January - early February 2006	Parties file reply comments to the Utility’s response
April - May 2006	Hearings

As previously disclosed, on January 13, 2005, the CPUC adopted a resolution approving tariff changes stating that "billing error" includes failure to issue a bill and issuance of an estimated bill, under certain circumstances.  The resolution stated that the tariff changes approved by the resolution "are consistent with existing CPUC policy, tariffs, and requirements."   The CPUC also stated that failure to issue a bill or estimating a bill due to changes to a billing system should be treated as a billing error for purposes of applying the tariff prohibiting billing residential customers for more than 3 months usage.   On February 17, 2005, the Utility filed an application with the CPUC requesting rehearing of this resolution on the basis that the resolution's characterization of the revised "billing error" definition as consistent with "existing CPUC policy, tariffs, and requirements" is contrary to both the plain language of the Utility's prior tariffs and the CPUC's own policies and requirements interpreting the Utility's prior tariffs.   On February 25, 2005, TURN’s motion requesting an investigation was granted.

In the case of "billing errors," the Utility is prohibited under its tariffs from billing residential customers for more than three months’ usage. The investigation will examine whether the Utility violated its tariffs by billing customers in excess of the three-month limitation.  The investigation will also evaluate the scope and impact of the Utility’s billing and collection practices on the Utility’s customers.  Among the issues to be considered are:

  the effect of the Utility’s new billing system, CorDaptix, (implemented in December 2002) on the Utility’s billing practices; and
  the Utility’s customer deposit requirements and collection practices since the beginning of 2002.

The average number of delayed bills over the five-year period 2000-2004 is below the Utility’s historic average for the period 1993 - 2004.  This five-year average corresponds to about 0.6 percent of the more than 5 million bills issued per month by the Utility.  In 1999, significant changes were made to the Utility’s billing system to “unbundle” the services for which rates were charged to accommodate direct access customers.  During the period following this system change delayed bills increased.  In December 2002, the Utility implemented its new billing and customer information system.    As  was expected and is typical for such a significant system change, the number of delayed and estimated bills increased, with estimated bills reaching a high shortly after conversion in early 2003 and delayed bills rising to a high in the summer of 2003.  Between 2003 and 2004, the number of delayed bills decreased significantly.  The annual average for 2004 was better than the historic 12-year average by 50 percent.  For January 2005, the Utility’s average of delayed bills reached an all-time low.

If the CPUC finds that the Utility violated applicable tariffs or the CPUC’s orders or rules, the CPUC may impose penalties on the Utility or order the Utility to refund any amounts collected in violation of tariffs, plus interest, to customers who paid such amounts.

PG&E Corporation and the Utility continue to believe that the ultimate outcome of this matter will not have a material adverse effect on PG&E Corporation's or the Utility's results of operations or financial condition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

By:	CHRISTOPHER P. JOHNS
Christopher P. Johns Senior Vice President, Chief Financial Officer and Controller
PACIFIC GAS AND ELECTRIC COMPANY

By:	DINYAR B. MISTRY
Dinyar B. Mistry Vice President and Controller

Dated:  March 30, 2005